As filed with the Securities and Exchange Commission on August 9, 2007

Registration No. 333-144010

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COSAN LIMITED

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Bermuda	2860	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Av. Juscelino Kubitschek, 1726 – 6th floor

São Paulo, SP 04543-000, Brazil

(55)(11) 3897-9797

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(800) 223-7564

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Manuel Garciadiaz, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Glenn M. Reiter, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Class A common shares, par value $0.01	$2,000,000,000	$61,400.00	(4)

(1)	Represents class A common shares that are to be offered in the United States and other countries outside Brazil, and class A common shares that are being offered in Brazil in the form of Brazilian depositary receipts, but that may be resold from time to time in the United States. Such shares are not being registered for the purpose of sales outside the United States.
(2)	Includes class A common shares that the underwriters may purchase solely to cover over-allotments, if any.
(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form F-1 of Cosan Limited is being filed for the purpose of filing Exhibits 1.1, 3.1, 3.2, 4.1 and 5.1 hereto.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

The bye-laws of Cosan Limited provide, in part, that Cosan Limited shall indemnify its directors, secretary and officers from and against all actions, costs, charges, losses, damages and expenses which they may incur in the performance of their duties as director, secretary or officer, provided that such indemnification does not extend to any matter in respect of any fraud or dishonesty which may attach to any such persons. Section 98 of the Companies Act 1981, as amended, of Bermuda permits a company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when he is relieved from liability by the court under Section 281 of the Companies Act 1981 and Cosan Limited may advance money to any director or officer for costs incurred in defending any civil or criminal proceeding against them, on condition that the director or officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

Cosan Limited maintains standard policies of insurance under which coverage is provided (a) to its directors, secretary and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Cosan Limited with respect to payments which may be made by Cosan Limited to such directors, secretary and officers pursuant to the above indemnification provision or otherwise as a matter of law.

The form of International Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of Cosan Limited’s directors and officers by the underwriters against certain liabilities.

Item 7. Recent Sales of Unregistered Securities

The Registrant has not issued or sold securities within the past three years.

Item 8. Exhibits

(a) The following documents are filed as part of this Registration Statement:

1.1	Form of International Underwriting Agreement.

3.1	Memorandum of Association of the Registrant.

3.2	Bye-laws of the Registrant.

4.1	Form of Class A Common Share Certificate.

5.1	Opinion of Appleby, Bermuda counsel for the Registrant, as to the legality of the common shares.

10.1	Indenture dated as of October 25, 2004 among Cosan S.A. Indústria e Comércio, as issuer, FBA—Franco Brasileira S.A. Açúcar e Álcool and Usina Da Barra S.A.—Açúcar e Álcool, as guarantors, JPMorgan Chase Bank, as trustee, JPMorgan Trust Bank Ltd., as principal paying agent and J.P. Morgan Bank Luxembourg S.A., as Luxembourg paying agent.**

10.2	Indenture dated as of February 6, 2006 among Cosan S.A. Indústria e Comércio, as issuer, FBA—Franco Brasileira S.A. Açúcar e Álcool and Usina Da Barra S.A.—Açúcar e Álcool, as guarantors, JPMorgan Chase Bank, N.A., as trustee, JPMorgan Trust Bank Ltd., as principal paying agent and J.P. Morgan Bank Luxembourg S.A., as Luxembourg paying agent.**

10.3	Indenture dated as of January 26, 2007 among Cosan Finance Limited, as issuer, Cosan S.A. Indústria e Comércio and Usina Da Barra S.A.—Açúcar e Álcool, as guarantors, The Bank of New York, as trustee, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as principal paying agent and The Bank of New York Luxembourg S.A., as Luxembourg paying agent.**

10.4	Loan Agreement dated as of June 28, 2005 among Cosan S.A. Indústria e Comércio, as borrower, and International Finance Corporation.**

21.1	Subsidiaries of the Registrant.**

23.1	Consent of Ernst & Young Auditores Independentes S.S.**

23.2	Consent of Appleby, Bermuda legal counsel of the Registrant (included in Exhibit 5.1).

23.3	Consent of Souza, Cescon Avedissian, Barrieu e Flesch Advogados, Brazilian counsel to the Registrant.**

23.4	Consent of BDO Trevisan Auditores Independentes.**

24.1	Powers of Attorney (included on signature page to the Registration Statement).

*	To be filed by amendment.
**	Previously filed.

(b) Financial Statement Schedules

Report of Independent Registered Public Accounting Firm

Schedule II—Valuation and Qualifying Accounts.

Item 9. Undertakings

The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby also undertakes that:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement at the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, Brazil, on August 9, 2007.

COSAN LIMITED

By:	/S/ RUBENS OMETTO SILVEIRA MELLO
Name: Rubens Ometto Silveira Mello Title: Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rubens Ometto Silveira Mello and Paulo Sergio de Oliveira Diniz, and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on August 9, 2007 in the capacities indicated:

Name	Title

/S/ RUBENS OMETTO SILVEIRA MELLO Rubens Ometto Silveira Mello	Chairman and Chief Executive Officer (principal executive officer)

Marcus Vinicios Pratini de Moraes	Vice Chairman

/S/ PAULO SÉRGIO DE OLIVEIRA DINIZ Paulo Sérgio de Oliveira Diniz	Director

Teo Joo Kim	Director

/S/ MARCOS MARINHO LUTZ Marcos Marinho Lutz	Director

/S/ PEDRO ISAMU MIZUTANI Pedro Isamu Mizutani	Director

George E. Pataki	Director

Name	Title

/S/ MARCELO DE SOUZA SCARCELA PORTELA Marcelo de Souza Scarcela Portela	Director

José Alexandre Scheinkman	Director

/S/ PAULO SERGIO DE OLIVEIRA DINIZ Paulo Sergio de Oliveira Diniz	Chief Financial Officer (principal financial officer and principal accounting officer)

/S/ DONALD PUGLISI Donald Puglisi	Authorized Representative in the United States

EXHIBIT INDEX

(a) The following documents are filed as part of this Registration Statement:

1.1	Form of International Underwriting Agreement.

3.1	Memorandum of Association of the Registrant.

3.2	Bye-laws of the Registrant.

4.1	Form of Class A Common Share Certificate.

5.1	Opinion of Appleby, Bermuda counsel for the Registrant, as to the legality of the common shares.

10.1	Indenture dated as of October 25, 2004 among Cosan S.A. Indústria e Comércio, as issuer, FBA—Franco Brasileira S.A. Açúcar e Álcool and Usina Da Barra S.A.—Açúcar e Álcool, as guarantors, JPMorgan Chase Bank, as trustee, JPMorgan Trust Bank Ltd., as principal paying agent and J.P. Morgan Bank Luxembourg S.A., as Luxembourg paying agent.**

10.2	Indenture dated as of February 6, 2006 among Cosan S.A. Indústria e Comércio, as issuer, FBA—Franco Brasileira S.A. Açúcar e Álcool and Usina Da Barra S.A.—Açúcar e Álcool, as guarantors, JPMorgan Chase Bank, N.A., as trustee, JPMorgan Trust Bank Ltd., as principal paying agent and J.P. Morgan Bank Luxembourg S.A., as Luxembourg paying agent.**

10.3	Indenture dated as of January 26, 2007 among Cosan Finance Limited, as issuer, Cosan S.A. Indústria e Comércio and Usina Da Barra S.A.—Açúcar e Álcool, as guarantors, The Bank of New York, as trustee, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as principal paying agent and The Bank of New York Luxembourg S.A., as Luxembourg paying agent.**

10.4	Loan Agreement dated as of June 28, 2005 among Cosan S.A. Indústria e Comércio, as borrower, and International Finance Corporation.**

21.1	Subsidiaries of the Registrant.**

23.1	Consent of Ernst & Young Auditores Independentes S.S.**

23.2	Consent of Appleby, Bermuda legal counsel of the Registrant (included in Exhibit 5.1).

23.3	Consent of Souza, Cescon Avedissian, Barrieu e Flesch Advogados, Brazilian counsel to the Registrant.**

23.4	Consent of Consent of BDO Trevisan Auditores Independentes.**

24.1	Powers of Attorney (included on signature page to the Registration Statement).

*	To be filed by amendment.
**	Previously filed.

(b)	Financial Statement Schedules

Report of Independent Registered Public Accounting Firm

Schedule II—Valuation and Qualifying Accounts.